Exhibit 99.1

springbig Reports Second Quarter 2023 Financial Results

Boca Raton, Fla. – August 10, 2023 -- SpringBig Holdings, Inc. (“springbig,” “we,” “our” or the “Company”) (NASDAQ: SBIG), a leading provider of vertical SaaS-based marketing solutions, consumer mobile app experiences, and omnichannel loyalty programs, today announced its financial results for the second quarter ended June 30, 2023.

“I am as confident as ever that our strategy is sound, with feedback from our clients and partners reaffirming that we are making the right investments to capture the long-term opportunity in front of us” said Jeffrey Harris, CEO and Chairman of springbig. “We are continuing to manage our business efficiently with a keen eye on measured growth focused on profitability while recognizing the challenging current macro and industry-specific realities and continuing to develop innovative SaaS based offerings to enable our clients to retain and grow their customer bases, including our recent launch of ‘Subscriptions by springbig’.”

Paul Sykes, springbig’s CFO, added “We continue to make progress along our path to profitability. We have right sized our operating expenses, and this combined with continuing revenue growth results in the Company expecting to reach the critical milestone of breakeven Adjusted EBITDA during Q3 and to generate positive Adjusted EBITDA for the second half of the fiscal year.”

Second Quarter 2023 Financial Highlights:

•Revenue increased to $7.2 million, up 12% year-on-year.
•Subscription revenue was up 19% year-on-year.
•Net dollar retention rate was 100% for the twelve months ended June 30, 2023.
•Gross profit was $5.7 million, representing 24% year-on-year growth and a margin of 79%.
•Net loss was $(2.0) million compared to a loss of $(2.6) million in the prior year.
•Adjusted EBITDA* loss was $(1.1) million compared to a loss of $(3.4) million in the prior year.
•Basic net income loss per share was $(0.06) based on 31.5 million weighted average shares outstanding. Total shares outstanding as of June 30, 2023, were 40.4 million.

Half Year 2023 Financial Highlights:

•Revenue increased to $14.4 million, an increase of 14% from the prior year.
•Subscription revenue was $11.4 million, a year-on-year increase of 23%; recurring subscription revenue now represents 79% of total revenue compared with 73% in the prior year.
•Gross profit was $11.5 million, representing 26% year-on-year growth and a margin of 80%.
•Net loss was $(4.3) million compared to a loss of $(5.5) million in the prior year.
•Adjusted EBITDA* loss was $(2.5) million compared to a loss of $(5.9) million the prior year.

* Adjusted EBITDA is a non-GAAP (as defined below) financial measure. For more information regarding our non-GAAP financial measures, see “Use of Non-GAAP Financial Measures.” Additionally, reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

Key Second Quarter Operational Highlights:

•105 new clients added in Q2 with annualized subscription revenue of $0.9 million.
•81 clients who upgraded and extended their subscriptions with annualized incremental subscription revenue of $1.5 million.
•20% year-on-year growth in messaging volumes to 589 million in the quarter with an increasing prevalence of push notifications directly to customer mobile apps.
•Launched ‘Subscriptions by springbig’ enabling springbig’s retail clients to offer their consumers a subscription-based VIP loyalty program.

Financial Outlook

For the third quarter of 2023, springbig currently expects:

•Revenue in the range of $7.2 - $7.5 million.
•Adjusted EBITDA** loss in the range of $(0.3) - $(0.7) million.

For the year ending December 31, 2023, springbig currently expects:

•Revenue in the range of $29.0 - $31.0 million, representing 13% year-on-year growth at the midpoint.
•Adjusted EBITDA** loss in the range of $(1.5) - $(2.5) million, with positive EBITDA** being reached during fiscal year 2023.

** Adjusted EBITDA and EBITDA are non-GAAP financial measures provided in this “Financial Outlook” section on a forward-looking basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Conference Call and Webcast Information

The Company will host a conference call and webcast today, Thursday, August 10, 2023, at 5:00 p.m. ET. Participants can register here to access the live webcast of the conference call. Alternatively, those who want to join the conference call via phone can register at this link to receive a dial-in number and unique PIN. The webcast will be archived for one year following the conference call and can be accessed on springbig’s investor relations website at https://investors.springbig.com/.

About springbig

springbig is a market-leading vertical software platform providing customer loyalty and marketing automation solutions to retailers and brands in the U.S. and Canada. springbig’s platform connects consumers with retailers and brands, primarily through SMS marketing, as well as emails, customer feedback system, and loyalty programs, to support retailers’ and brands’ customer engagement and retention. springbig offers marketing automation solutions that provide for consistency of customer communication, thereby driving customer retention and retail foot traffic. Additionally, springbig’s reporting and analytics offerings deliver valuable insights that clients utilize to better understand their customer base, purchasing habits and trends. For more information, visit https://springbig.com/.

Forward Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events and financial results that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. In particular, these include but are not limited to statements relating to the Company’s business strategy, future offerings and programs and expected financial performance for the third quarter of 2023 and the year ending December 31, 2023. Many factors could cause actual future events and financial results to differ materially from the forward-looking statements in this press release, including but not limited to the fact that we have a relatively short operating history in a rapidly evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful; that if we do not successfully develop and deploy new software, platform features or services to address the needs of our clients, if we fail to retain our existing clients or acquire new clients, and/or if we fail to expand effectively into new markets, our revenue may decrease and our business may be harmed; and the other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 28, 2023 and in the other documents we file from time to time with the SEC. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of springbig), and other assumptions, which may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net income before interest, taxes, depreciation and amortization, in the case of EBITDA, and further adjustments to exclude unusual and/or infrequent costs, in the case of Adjusted EBITDA, which are detailed in the reconciliation table that follows, in order to provide investors with additional information regarding our financial results. Below we have provided a reconciliation of net loss (the most directly comparable GAAP financial measure) to EBITDA and Adjusted EBITDA.

We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management. Management also believes that these measures provide improved comparability between fiscal periods.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
•EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Definition of Key Operating and Financial Metrics

Net dollar retention rate: The Company calculates its “net dollar retention rate” - also referred to as its “net revenue retention rate” - as the average recurring monthly subscription revenue adjusted for losses, increases and decreases in monthly subscriptions during the prior twelve months divided by the average recurring monthly subscription revenue over the prior, trailing twelve-month period. Net dollar retention rate (or “net revenue retention rate”) does not have a standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies, and further, investors should not consider it in isolation.

Investor Relations Contact
Claire Bollettieri
VP of Investor Relations
ir@springbig.com

Media Contact
Phoebe Wilson
MATTIO Communications
springbig@mattio.com

Springbig Holdings, Inc.
Consolidated Balance Sheets
(in thousands)

	June 30, 2023	December 31, 2022
	(unaudited)	(audited)
	(In thousands except share data)
ASSETS
Assets
Current assets:
Cash and cash equivalents	$726	$3,546
Accounts receivable, net	4,002	2,889
Contract assets	312	333
Prepaid expenses and other current assets	1,573	1,505
Total current assets	6,613	8,273
Operating lease asset	629	750
Property and equipment, net	328	375
Convertible note receivable	266	259
Total assets	$7,836	$9,657

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current liabilities:
Accounts payable	$2,467	$1,056
Accrued expense and other current liabilities	1,693	2,554
Current maturities of long-term debt	1,756	5,451
Deferred payroll tax credits	1,442	—
Deferred revenue	215	291
Operating lease liability - current	386	465
Total current liabilities	7,959	9,817
Notes payable	2,828	2,814
Operating lease liability - non-current	265	316
Warrant liabilities	427	338
Total liabilities	$11,479	$13,285

Commitments and Contingencies

Stockholders’ Deficiency
Common stock par value $0.0001 per share, 300,000,000 authorized at June 30, 2023; 41,402,847 issued and outstanding as of June 30, 2023; (par value $0.0001 per share, 300,000,000 authorized at December 31, 2022; 26,659,711 issued and outstanding as of December 31, 2022)	4	3
Additional paid-in-capital	26,975	22,701
Accumulated deficit	(30,622)	(26,332)
Total stockholders’ deficit	$(3,643)	$(3,628)
Total liabilities and stockholders’ deficit	$7,836	$9,657

Springbig Holdings, Inc.
Consolidated Statement of Operations (unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
		(revised)		(revised)
	(In thousands, except share and per share data)		(In thousands, except share and per share data)

Revenues	$7,214	$6,454	$14,371	$12,627
Cost of revenues	1,511	1,868	2,861	3,520
Gross profit	5,703	4,586	11,510	9,107
Operating expenses
Selling, servicing and marketing	2,186	3,104	4,664	6,048
Technology and software development	2,045	2,910	4,345	5,547
General and administrative	3,245	3,854	6,002	5,567
Total operating expenses	7,476	9,868	15,011	17,162

Loss from operations	(1,773)	(5,282)	(3,501)	(8,055)
Interest income	4	—	14	—
Interest expense	(323)	(219)	(714)	(312)
Change in fair value of warrants	64	2,891	(89)	2,891
Loss before income tax	(2,028)	(2,610)	(4,290)	(5,476)
Income tax expense	—	—	—	—
Net loss	$(2,028)	$(2,610)	$(4,290)	$(5,476)
Net loss per common share:
Basic and diluted	$(0.06)	$(0.14)	$(0.15)	$(0.29)

Weighted-average common shares outstanding
Basic and diluted	31,489,803	19,285,050	29,159,766	18,586,515

Springbig Holdings, Inc.
Reconciliation of net loss to non-GAAP EBITDA and Adjusted EBITDA
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss before taxes	$(2,028)	$(2,610)	$(4,290)	$(5,476)
Interest income	(4)	—	(14)	—
Interest expense	323	219	714	312
Depreciation expense	64	64	131	123

EBITDA	(1,645)	(2,327)	(3,459)	(5,041)

Stock-based compensation	205	1,045	367	1,226
Bad debt expense	231	181	380	214
Business combination related bonus	—	550	—	550
Severance and related payments	135	—	135	—
Change in fair value of warrants	(64)	(2,891)	89	(2,891)

Adjusted EBITDA	$(1,138)	$(3,442)	$(2,488)	$(5,942)

Springbig Holdings, Inc.
Statement of Cash Flows (unaudited)
(in thousands)

	Six Months Ended June 30,
	2023	2022
	(In thousands)
Cash flows from operating activities:
Net loss	$(4,290)	$(5,476)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	131	123
Discount amortization on convertible note	482	—
Stock-based compensation expense	367	1,226
Bad debt expense	380	214
Accrued interest on convertible notes	(10)	—
Amortization of operating lease right of use assets	121	—
Change in fair value of warrants	89	(2,891)
Changes in operating assets and liabilities:
Accounts receivable	(1,493)	(766)
Prepaid expenses and other current assets	(68)	(1,815)
Contract assets	21	40
Accounts payable and other liabilities	471	4,416
Operating lease liabilities	(130)	—
Deferred payroll tax credits	1,442	—
Deferred revenue	(76)	(23)
Net cash used in operating activities	(2,563)	(4,952)

Cash flows from investing activities:
Purchase of convertible note	(6)	(250)
Purchases of property and equipment	(84)	(113)
Net cash used in investing activities	(90)	(363)

Cash flows from financing activities:
Business combination, net of cash acquired	—	10,185
Proceeds from convertible notes	—	7,000
Repayment of convertible notes	(2,913)	—
Proceeds from issuance of common stock	2,661	—
Cost of equity issuance	(189)	—
Proceeds from exercise of stock options	274	82
Net cash (used in) provided by financing activities	(167)	17,267

Net (decrease) increase in cash and cash equivalents	$(2,820)	$11,952
Cash and cash equivalents at beginning of period	3,546	2,227
Cash and cash equivalents at end of period	$726	$14,179

Supplemental cash flows disclosures
Conversion of convertible note and outstanding interest into common stock	$1,250	$7,305
Warrant assumed in business combination at estimated fair value	$—	$4,496
Right of use assets obtained in exchange for lease obligations - operating leases	$165	$—
Cost of equity issuance deducted from proceeds	$342	$—
Accrued cost of equity issuance	$88	$—
Interest paid	$248	$—